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                                                                  Exhibit 4.10.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT  TO EXHIBIT 4.10
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Guarantee, dated as of August 17, 2000, made by Edison Mission Energy, as
Guarantor in favor of Joliet Trust II, as Owner Lessor.